As filed with the Securities and Exchange Commission on February 6, 2004
                         Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                              _______________
                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                         THE SECURITIES ACT OF 1933
                              _______________


                      CASUAL MALE RETAIL GROUP, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                                            04-2623104
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                         Identification Number)


                          555 Turnpike Street
                      Canton, Massachusetts 02021
               (Address of Principal Executive Offices)
                            _______________
         CASUAL MALE RETAIL GROUP, INC. 1992 STOCK INCENTIVE PLAN
                         (Full Title of the Plan)
                            _______________

                            Dennis R. Hernreich
                      Casual Male Retail Group, Inc.
                            555 Turnpike Street
                        Canton, Massachusetts 02021
                 (Name and Address of Agent for Service)

                            (781) 828-9300
        (Telephone Number, Including Area Code,of Agent for Service)


                               Copy to:

                          Peter G. Smith, Esq.
                    Kramer Levin Naftalis & Frankel LLP
                           919 Third Avenue
                        New York, New York 10022
                             (212) 715-9100










                   CALCULATION OF REGISTRATION FEE

                                  Proposed Maximum Proposed Maximum Amount of
Title of Securities Amount to be  Offering Price   Aggregate        Registration
to be Registered    Registered(1) Per Share (2)    Offering         Fee
________________    _____________ ________________ ________________ ___________
Common Stock, par
value $0.01 per
share                5,580,000       $6.54         $36,493,200       $4,623.69


(1) This registration statement (this "Registration Statement") covers 5,580,000 shares of the Registrant's common stock which may be offered or sold from time to time pursuant to the Registrant's 1992 Stock Incentive Plan (as amended, the "Plan"). The maximum number of shares of common stock reserved and available for issuance under the Plan is 6,930,000, of which 1,350,000 shares (after giving effect to the Registrant's June 8, 1993 three-for-two stock split) were previously registered by the Registrant pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 2, 1992.

(2) Estimated, solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities
    Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sales prices for the Registrant's common stock reported on the Nasdaq National Market on February 4, 2004, which is within five (5) business days prior to the date of this Registration Statement.



                                   PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference in this Registration Statement the following documents:

- The Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 2003, filed May 5, 2003;

- The Registrant's Quarterly Report on Form 10-Q for the three months ended May 3, 2003, filed June 16, 2003;

- The Registrant's Quarterly Report on Form 10-Q for the three months ended August 2, 2003, filed September 16, 2003;

- The Registrant's Quarterly Report on Form 10-Q for the three months ended November 1, 2003, filed December 9, 2003;

- The Registrant's Current Report on Form 8-K, filed August 21, 2003;

- The Registrant's Current Report on Form 8-K, filed November 10, 2003;

- The Registrant's Current Report on Form 8-K, filed November 12, 2003;

- The Registrant's Current Report on Form 8-K, filed November 13, 2003;

- The Registrant's Current Report on Form 8-K, filed November 13, 2003;

- The Registrant's Current Report on Form 8-K, filed November 20, 2003;

- The description of the Registrant's Class A Common Stock contained in the latest registration statement of the Registrant with respect to such Class A Common Stock filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description;

- All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

- All documents subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

The Registrant will furnish to each person, including any beneficial owner, to whom this prospectus is delivered, without charge, a copy of any or all of the information that has been incorporated by reference (including any exhibits that are specifically incorporated by reference in that information) upon oral or written request to:

                  Casual Male Retail Group, Inc.
                      555 Turnpike Street
                   Canton, Massachusetts 02021
                        (781) 828-9300
                  Attn:  Chief Financial Officer

Item 4.  Description of Securities.
         Not applicable.

Item 5.  Interest of Named Experts and Counsel.
         Not applicable.

Item 6.  Indemnification of Officers and Directors.

The Registrant's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that no director of the Registrant shall be personally liable to the Registrant or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty, except to the extent that the elimination or limitation of liability is not permitted by the Delaware General Corporation Law. The Delaware General Corporation Law, as currently in effect, permits charter provisions eliminating the liability of directors for breach of fiduciary duty, except that directors remain liable for (i) any breach of the directors' duty of loyalty to a company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the directors derived an improper personal benefit. The effect of this provision of the Certificate of Incorporation is that directors cannot be held liable for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in the preceding sentence. The provision does not prevent stockholders from obtaining injunctive or other equitable relief against directors, nor does it shield directors from liability under federal or state securities laws.

The Certificate of Incorporation and the Registrant's By-Laws further provide for indemnification of the Registrant's directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

Item 7.  Exemption from Registration Claimed.
         Not applicable.

Item 8.  Exhibits.

     Exhibit Number		Description
     -------------      --------------------------------------------------
        5.1             Opinion of counsel as to legality of the shares of
                        the Registrant's Common Stock covered by this Registration Statement.

       10.1 Casual Male Retail Group, Inc. 1992 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on
                        Form 10-Q for the three months ended November 1, 2003, filed December 9, 2003).

       23.1             Consent of Ernst & Young LLP.

       23.2             Consent of counsel (included in Exhibit 5.1 above).

       24.1             Power of Attorney (contained in Signature Page hereto).

The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and an deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining an liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
















                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Canton, Commonwealth of Massachusetts, on this 6th day of February, 2004.

                                        CASUAL MALE RETAIL GROUP, INC.
                                        By:/S/ DENNIS R. HERNREICH
                                           --------------------------
                                        Name:	Dennis R. Hernreich
                                        Title:	Executive Vice President,
                                        Chief Financial Officer of Casual
                                        Male Retail Group, Inc.


                       POWER OF ATTORNEY AND SIGNATURES

	We, the undersigned officers and directors of Casual Male Retail Group, Inc., hereby severally constitute and appoint David A. Levin, Dennis R. Hernreich and Arlene Feldman, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and any other registration statement (and any amendment thereto) filed with the Securities and Exchange Commission with respect to the plan listed on the face of this registration statement and generally do all things in our names and on our behalf in such capacities to enable Casual Male Retail Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on February 6, 2004 in the capacities indicated.

Signature                             Title(s)

/s/ SEYMOUR HOLTZMAN          Chairman of the Board and Director
--------------------
Seymour Holtzman

/s/ DAVID A. LEVIN            President, Chief Executive Officer and Director
------------------
David A. Levin

/s/ DENNIS R. HERNREICH       Executive Vice President, Chief Financial
-----------------------       Officer, Treasurer and Principal Accounting
Dennis R. Hernreich           Officer


/s/ ALAN S. BERNIKOW          Director
--------------------
Alan S. Bernikow

/s/ JESSE CHOPER              Director
----------------
Jesse Choper

/s/ STEPHEN M. DUFF           Director
-------------------
Stephen M. Duff

/s/ FRANK J. HUSIC            Director
------------------
Frank J. Husic

/s/ JOSEPH PENNACCHIO         Director
---------------------
Joseph Pennacchio

/s/ GEORGE T. PORTER, JR.     Director
-------------------------
George T. Porter, Jr.







                        EXHIBIT INDEX

Exhibit Number					Description

5.1		 Opinion of counsel as to legality of the shares of the
             Registrant's Common Stock covered by this Registration
             Statement.
10.1		 Casual Male Retail Group, Inc. 1992 Stock Incentive Plan, as
             amended (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended November 1, 2003, filed December 9, 2003).
23.1		 Consent of Ernst & Young LLP.
23.2		 Consent of counsel (included in Exhibit 5.1 above).
24.1		 Power of Attorney (contained in Signature Page hereto).